INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 5th day of March, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE
COMPANY, hereinafter referred to as "VALIC," and
BLACKROCK INVESTMENT MANAGEMENT, LLC,
hereinafter referred to as the "SUB-
ADVISER."

          VALIC and the SUB-ADVISER
recognize the
following:

(a)	VALIC is a life insurance company
organized under Chapter 3 of
the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended
("Advisers Act").

(b)	VALIC is engaged as the investment
adviser of VALIC
Company I ("VC I"), pursuant to an
Investment Advisory
Agreement between VALIC and VC I, an
investment company
organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment
Company Act of 1940, as amended ("1940
Act").  The 1940 Act
prohibits any person from acting as an
investment adviser of a
registered investment company except
pursuant to a written
contract.

         (c)	VC I currently consists of
thirty-two portfolios
("Funds"):

Asset Allocation Fund
Blue Chip Growth Fund
Broad Cap Value Income Fund
Capital Conservation Fund
Core Equity Fund
Core Value Fund
Foreign Value Fund
Global Equity Fund
Global Strategy Fund
Government Securities Fund
Growth & Income Fund
Health Sciences Fund
Inflation Protected Fund
International Equities Fund
International Government Bond Fund
International Growth I Fund
Large Cap Core Fund
Large Capital Growth Fund
Mid Cap Index Fund
Mid Cap Strategic Growth Fund
Money Market I Fund
Nasdaq-100 Index Fund
Science & Technology Fund
Small Cap Aggressive Growth Fund
Small Cap Fund
Small Cap Index Fund
Small Cap Special Values Fund
Small Cap Strategic Growth Fund
Social Awareness Fund
Stock Index Fund
VALIC Ultra Fund
Value Fund



In accordance with VC I's Articles of
Incorporation (the
"Articles"), new Funds may be added to VC I upon approval of
VC I's Board of Directors without the
approval of Fund
shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other
Funds as may be
added or deleted by amendment to the
attached Schedule A
("Covered Fund(s)").

(d)	The SUB-ADVISER is engaged principally
in the business of
rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an
Investment Sub-Advisory
Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.


          VALIC and the SUB-ADVISER agree as
follows:

1.	Services Rendered and Expenses Paid by
the SUB-
ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I's Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),
VC I's Articles, Bylaws, registration
statements, prospectus and
stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I's
Board of Directors and
provided to the SUB-ADVISER, shall:

(a)	manage the investment and reinvestment
of the assets of the
Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place
orders for the purchase and
sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers
(including futures commission merchants) selected by the SUB-
ADVISER, subject to the SUB-ADVISER's
control, direction,
and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

The SUB-ADVISER will assist the Covered
Fund(s) and its
agents in determining whether prices
obtained by the Covered
Fund(s) and its agents for valuation
purposes are consistent with
the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the
SUB-ADVISER is not the fund accounting agent for the Covered
Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In performing the services described in
paragraph (b) above, the
SUB-ADVISER shall use its best efforts to obtain for the
Covered Fund(s) the best execution of
portfolio transactions,
under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC
I's Board of Directors of appropriate
policies and procedures, the
SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The
SUB-ADVISER shall not be deemed to have
acted unlawfully, or
to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. In accordance with Section
11(a) of the 1934 Act
and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including
Section 17(e) of the
1940 Act and Rule 17e-1 thereunder, the SUB-
ADVISER may
engage its affiliates, the VALIC and its affiliates or any other subadviser to VC I and its respective affiliates, as broker-dealers or futures commission merchants to effect
Covered Fund
transactions in securities and other
investments for a Covered
Fund.

The SUB-ADVISER may aggregate sales and
purchase orders of
securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-
ADVISER or with accounts of the affiliates of the SUB-
ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-
ADVISER'S fiduciary obligations to the
Covered Fund(s) and its
other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

VALIC authorizes and empowers the SUB-
ADVISER to direct
the Covered Fund's Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Fund(s) and to execute for the Covered
Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the
SUB-ADVISER deems necessary or desirable, direct the
Covered Fund's Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records
adequately
demonstrating compliance with its
obligations under this
Agreement and report periodically to VALIC and VC I's Board of Directors regarding the performance of its services under this
Agreement. The SUB-ADVISER will make
available to VALIC
and VC I promptly upon their reasonable
written request all of
the Covered Fund(s)' investment records and ledgers to assist
VALIC and VC I in compliance with respect to each Covered
Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-
ADVISER will furnish VC I's Board of
Directors such periodic
and special reports as VALIC and VC I's
Board of Directors may
reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered
Fund(s) are being
conducted in a manner consistent with
applicable laws and
regulations.

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this
Agreement in any manner
whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-
ADVISER shall disclose such non-public
information only if
VALIC or the Board of Directors of VC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC I to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-
ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-
ADVISER may disclose the total return earned by the Covered
Fund(s) and may include such total return in the calculation of composite performance information without prior approval by
VALIC or the Board of Directors of VC I.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-
ADVISER in writing
of such determination, within a reasonable time after receipt of such notice as agreed to by the SUBADVISER and VALIC the
SUB-ADVISER shall be bound by such
determination for the
period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or
investments on
behalf of VC I. The money and investments will be held by the
Custodian of VC I. The SUB-ADVISER will
arrange for the
transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian perform its administrative responsibilities with respect to the Covered
Fund(s). The SUB-
ADVISER further shall have the authority to instruct the
Custodian of VC I (i) to pay cash for
securities and other
property delivered, or to be delivered, to the Custodian for VC I
(ii) to deliver securities and other
property against payment for
VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The
SUB-ADVISER shall not have the authority to cause the
Custodian to deliver securities and other property except as expressly provided for in this Agreement.

VALIC will vote proxies relating to
securities held by the
Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-
ADVISER before voting
proxies relating to securities held by the Covered Fund(s).
VALIC will instruct the Custodian and other parties providing services to VC I promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s).
The SUB-ADVISER
shall not be responsible for taking any
action on behalf of the
Covered Funds in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Covered Fund(s) including, without limitation, to file proofs of claim or other documents related to such proceedings
(the "Litigation") or to investigate,
initiate, supervise, or monitor
the Litigation involving the Covered Funds' assets.

The SUB-ADVISER shall for all purposes
herein be deemed to
be an independent contractor and shall,
unless otherwise
provided or authorized, have no authority to act or represent
VALIC or VC I other than in furtherance of the SUB-
ADVISER's duties and responsibilities as set forth in this
Agreement.

Except as otherwise agreed, or as otherwise provided herein, the
SUB-ADVISER shall bear the expense of
discharging its
responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in
Section 2 of this
Agreement.

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s)
(or a portion
thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered
Fund(s) (or a portion
thereof) in securities or other assets,
except as otherwise
permitted by the 1940 Act or any rules
thereunder.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as
compensation for the
services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered
Fund's average daily
net asset value computed for each Covered
Fund as provided for
herein and in the fee schedule attached
hereto as Schedule A.
Schedule A may be amended from time to time by written agreement executed by VALIC and the SUB-
ADVISER,
provided that amendments are made in
conformity with
applicable laws and regulations and the
Articles and Bylaws of
VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the average of all of the determinations of net asset value, made in the manner provided in VC I's constitutive documents, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than fifteen (15) days following the end of the month.

         If the SUB-ADVISER serves for less
than a whole
month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-
ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.	Scope of the SUB-ADVISER's Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-
ADVISER have
available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered
Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940
Act, any of the
shareholders, directors, officers and
employees of VALIC may
be a shareholder, director, officer or
employee of, or be
otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the
SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the
SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to
VALIC, VC I, or to
any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement. The provisions of this paragraph shall survive the termination of the Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and
Section 817(h)
of the Code. VALIC shall apprise the SUB-
ADVISER promptly
after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the
Covered Fund complies with such Code
diversification
provisions, as directed by VALIC. VALIC acknowledges that the SUB-ADVISER shall rely completely upon VALIC's determination of whether and to what extent each Covered
Fund(s) is in compliance with Subchapter M and Section 817(h) of the Code and that the SUB-ADVISER has no separate and independent responsibility to test for such compliance.

4.	Representations of the SUB-ADVISER and
VALIC

         The SUB-ADVISER represents,
warrants, and agrees as
follows:

(a)	The SUB-ADVISER (i) is registered as
an investment adviser
under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect:
(ii) is not prohibited
by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will
continue to meet for so long as this
Agreement remains in effect,
any applicable federal or state
requirements, or the applicable
requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written
code of ethics
complying with the requirements of Rule 17j-
1 under the 1940
Act and if it has not already done so, will provide VALIC and
VC I with a copy of such code of ethics
together with evidence of
its adoption.

(c)	The SUB-ADVISER has provided VALIC and
VC I with a copy
of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the
SEC, furnish a copy of such amendment to VALIC.

         VALIC represents, warrants, and
agrees as follows:

(a)	VALIC: (i) is registered as an
investment adviser under the
Advisers Act and will continue to be so
registered for so long as
this Agreement remains in effect: (ii) is not prohibited by the
1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-
ADVISER of the
occurrence of any event that would
disqualify VALIC from
serving as an investment adviser of an
investment company
pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	VALIC has the authority under the
Investment Advisory
Agreement between VALIC and VC I to delegate some or all of its responsibilities to one or more sub-advisers.

5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other
Fund on the date of the Amendment to
Schedule A adding such
Fund in accordance with this Agreement.
Unless sooner
terminated as provided herein, this
Agreement shall continue in
effect for two years from its effective
date. Thereafter, this
Agreement shall continue in effect, but with respect to any
Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I's
Directors who are not parties to this
Agreement or interested
persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I's Board of Directors or a majority of that
Covered Fund's outstanding voting securities
(as defined in the
1940 Act).

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment
Advisory Agreement
between VALIC and VC I as it relates to any Covered Fund(s).
The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I's
Board of Directors or by vote of a majority of that Covered
Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' prior written notice to the SUB-
ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than
30 days' prior written notice to the SUB-
ADVISER, or upon
such shorter notice as may be mutually
agreed upon by the
parties, without the payment of any penalty;
or (ii) if the SUB-
ADVISER becomes unable to discharge its
duties and
obligations under this Agreement. The SUB-
ADVISER may
terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund's property. The SUB-ADVISER also agrees upon request of
VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that
VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER's files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the
1940 Act the records required to be
maintained by subparagraphs
(b)(5), (6), (7), (9), (10), (11) and
paragraph (f) of Rule 31a-1
under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC
I's Prospectus, Statement of Additional
Information, investment
objectives, policies and restrictions, and any applicable procedures adopted by VC I's Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-
ADVISER, the SUB-
ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of
VC I or the Covered Fund(s) in writing
signed or sent by any of
the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered
Fund(s) or the public that refer in any way to the SUB-
ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten
(10) business days (or
such other time as may be mutually agreed) after receipt thereof.
In the event of termination of this
agreement, VALIC will
continue to furnish to the SUB-ADVISER
copies of any of the
above-mentioned materials that refer in any way to the SUB-
ADVISER and shall cease to use the SUB-
ADVISER name
and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the
Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly
(i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or
(ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered
Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.


The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER.

Promptly after receipt by either VALIC or SUB-ADVISER (an
"Indemnified Party") under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying
Party") under this section, notify
Indemnifying Party of the
commencement thereof; but the omission so to notify
Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any
Indemnified Party, and it notified
Indemnifying Party of the
commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified
Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and
Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein.
The indemnification provisions contained herein shall survive any termination of this Agreement.

7.	Applicability of Federal Securities
Laws

This Agreement shall be interpreted in
accordance with the laws
of the State of New York and applicable
federal securities laws
and regulations, including definitions
therein and such
exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The
Agreement may be
amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices

All notices hereunder shall be given in
writing (and shall be
deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to
VALIC and to SUB-ADVISER at the address of each set forth below:

         If to VALIC:
	With a
copy to:

         Attn: Evelyn Curran
	Attn: Tom
Ward
         2929 Allen Parkway, L14
	2929 Allen
Parkway, L13-20
         Houston, Texas 77019
	Houston,
Texas 77019
         Tel:  (713) 831-6425
	Tel:  (713)
831-5399
         Fax:  (713) 831-4124
	Fax:  (713)
831-4124

         If to SUB-ADVISER:

         800 Scudders Mill Road
		Plainsboro, NJ  08536
		Attn: Legal Department
		Tel:  (609) 282-2382
		Fax: (609) 282-8600


[REMAINDER OF PAGE INTENTIONALLY LEFT
BLANK]



         The parties hereto have each caused
this Agreement to
be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE
ANNUITY LIFE INSURANCE COMPANY



By:

Name:

Title:

ATTEST:

Attest:
Name:
Title:


BLACKROCK
INVESTMENT MANAGEMENT, LLC



By:

Name:

Title:

ATTEST:

Attest:
Name:
Title:



SCHEDULE A
COVERED FUND(S)


Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

         		Covered Fund


			Core Equity Fund

			Fee

         0.350% on the first $250 million
         0.325% on the next $250 million
         0.300% on the next $500 million
	 0.275% over $1 billion


2


P:\PUBLIC\PRODLAW\Securities Compliance\VC
I\Agreements\Subadvisory
Agreements\Blackrock\Blackrock - Subadvisory
Agreement (FINAL).doc

P:\PUBLIC\PRODLAW\Securities Compliance\VC
I\Agreements\Subadvisory
Agreements\Blackrock\Blackrock - Subadvisory
Agreement (FINAL).doc